UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2011

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

(Exact name of registrant specified in its charter)

Maryland	333-164313	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.01 and Item 2.03 below and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Southampton Village

On October 14, 2011, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) purchased a shopping center containing 77,956 of rentable square feet located on approximately 9.5 acres of land in Tyrone, Georgia (“Southampton Village”) for approximately $8.35 million, exclusive of closing costs. The acquisition was funded with proceeds of $5.92 million from a revolving credit facility (the “Southampton Credit Facility,” which is described further in Item 2.03 below) and proceeds of $2.43 million from the Company’s ongoing public offering. Southampton Village was constructed in 2003. Southampton Village was purchased from DDRM Southampton Village LLC, which is not affiliated with the Company or the Company’s advisor or sub-advisor.

Southampton Village is approximately 86.5% leased to eight tenants. The largest tenant at Southampton Village is Publix, which occupies approximately 66.0% of the rentable square feet at Southampton Village. The current aggregate annual base rent for the tenants of Southampton Village is approximately $797,000 and the current weighted-average remaining lease term for the tenants is approximately 10.2 years. The current weighted-average rental rate over the lease term, which is calculated as the annualized base rent divided by the leased rentable square feet, is $10.22 per square foot.

Based on the current condition of Southampton Village, the Company does not believe that it will be necessary to make significant renovations to Southampton Village. The Company’s management believes that Southampton Village is adequately insured.

Centerpoint

On October 14, 2011, the Company purchased a shopping center containing 72,287 of rentable square feet located on approximately 35.0 acres of land in Easley, South Carolina (“Centerpoint”) for approximately $6.85 million, exclusive of closing costs. The acquisition was funded with proceeds of approximately $4.85 million from a revolving credit facility (the “Centerpoint Credit Facility,” which is described further in Item 2.03 below) and proceeds of approximately $2.00 million from the Company’s ongoing public offering. Centerpoint was constructed in 2003. Centerpoint was purchased from DDRM Center Pointe Plaza I LLC and DDRM Center Pointe Plaza II LLC, which are not affiliated with the Company or the Company’s advisor or sub-advisor.

Centerpoint is approximately 84.7% leased to seven tenants. The largest tenant at Centerpoint is Publix, which occupies approximately 61.2% of the rentable square feet at Centerpoint. Other featured tenants at Centerpoint include IHOP, Hibbet Sporting Goods and Batteries Plus. The current aggregate annual base rent for the tenants of Centerpoint is approximately $680,000 and the current weighted-average remaining lease term for the tenants is approximately 10.3 years. The current weighted-average rental rate over the lease term, which is calculated as the annualized base rent divided by the leased rentable square feet, is $9.41 per square foot.

Based on the current condition of Centerpoint, the Company does not believe that it will be necessary to make significant renovations to Centerpoint. The Company’s management believes that Centerpoint is adequately insured.

The weighted-average year-one yield of real estate properties the Company has acquired during the 12 months ending October 14, 2011, including Southampton Village and Centerpoint, is approximately 8.2%. The year-one yield is equal to the estimated first-year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first-year net operating income on the Company’s real estate investments is total estimated operating revenues (rental income, tenant reimbursements, parking income and other property-related income) derived from the terms of in-place leases at the time the Company acquires the property, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property. Estimated first-year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and company-level general and administrative expenses. Historical operating income for these properties is not necessarily indicative of future operating results.

Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

Southampton Credit Facility

On October 14, 2011, the Company, through Southampton Station LLC, a wholly owned subsidiary of Phillips Edison – ARC Shopping Center Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into the Southampton Credit Facility with PNC Bank, N.A., an unaffiliated entity, as lender (“PNC”), to borrow up to $6.02 million. The amount advanced under the Southampton Credit Facility was used to fund the acquisition and acquisition-related costs of Southampton Village.

The Southampton Credit Facility matures on November 1, 2013. The Company may extend the maturity date to October 10, 2014 upon payment of an extension fee equal to 0.25% of the amount outstanding under the credit facility on November 1, 2013. The Southampton Credit Facility bears interest at LIBOR plus 2.25% to 2.50%, depending on the amount of the credit facility outstanding and the debt yield achieved. In addition, the Company incurred certain closing costs in connection with the Southampton Credit Facility, including a fee equal to 0.50% of the facility amount, which fee was payable to PNC.

The Southampton Credit Facility requires monthly payments of accrued unpaid interest. Beginning on May 1, 2013 and continuing through the maturity date, the Southampton Credit Facility will be reduced by $9,750 per month, which may require the Company to make monthly principal payments (depending on the then-outstanding borrowings under the credit facility), in addition to continued monthly interest payments. The Company has the right to prepay any outstanding amount at any time in whole or in part without premium or penalty. The Southampton Credit Facility is secured by a first mortgage lien on the assets of Southampton Village including the land, fixtures, improvements, leases, rents and reserves. The Operating Partnership has guaranteed 25% of Southampton Station LLC’s obligations under the Southampton Credit Facility.

The Southampton Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Southampton Credit Facility. The Company is currently in compliance with all such covenants.

Centerpoint Credit Facility

On October 14, 2011, the Company, through Centerpoint Station LLC, a wholly owned subsidiary of the Operating Partnership, entered into the Centerpoint Credit Facility with PNC, as lender, to borrow up to $4.94 million. The amount advanced under the Centerpoint Credit Facility was used to fund acquisition and acquisition-related costs of Centerpoint.

The Centerpoint Credit Facility matures on November 1, 2013. The Company may extend the maturity date to November 1, 2014 upon payment of an extension fee equal to 0.25% of the amount outstanding under the credit facility on November 1, 2013. The Centerpoint Credit Facility bears interest at LIBOR plus 2.25% to 2.50%, depending on the amount outstanding under the credit facility and the debt yield achieved. In addition, the Company incurred certain closing costs in connection with the Centerpoint Credit Facility, including a fee equal to 0.50% of the facility amount, which fee was payable to PNC.

The Centerpoint Credit Facility requires monthly payments of accrued unpaid interest. Beginning on May 1, 2013 and continuing through the maturity date, the Centerpoint Credit Facility will be reduced by $8,000 per month, which may require the Company to make monthly principal payments (depending on the then-outstanding borrowings under the credit facility), in addition to continued monthly interest payments. The Company has the right to prepay any outstanding amount at any time in whole or in part without premium or penalty. The Centerpoint Credit Facility is secured by a first mortgage lien on the assets of Centerpoint including the land, fixtures, improvements, leases, rents and reserves. The Operating Partnership has guaranteed 25% of Centerpoint Station LLC’s obligations under the Centerpoint Credit Facility.

The Centerpoint Credit Facility contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Centerpoint Credit Facility. The Company is currently in compliance with all such covenants.

Item 8.01.	Other Events

On October 17, 2011, the Company issued a press release announcing its acquisition of Southampton Village and Centerpoint.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements and Businesses Acquired

Since it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before December 27, 2011, by amendment to this Form 8-K.

(b) Pro Forma Financial Information

See paragraph (a) above

(c) Exhibits

99.1	Press Release dated October 17, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON – ARC SHOPPING CENTER REIT INC.

Dated: October 17, 2011	By:	/s/ R. Mark Addy
R. Mark Addy
Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release dated October 17, 2011

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